Exhibit 10.1

Execution Version

FIRST AMENDMENT

TO

CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of November 30, 2010

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “First Amendment”) executed effective as of November 30, 2010 (the “First Amendment Effective Date”) is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 24, 2010 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower has informed the Administrative Agent that it will not be able to comply with the terms of Section 8.13(a) with respect to the Reserve Report delivered as of September 1, 2010 and has requested a waiver from such Section.

C.            The Administrative Agent and the Majority Lenders have agreed to waive such Section with respect to the September 30, 2010 Reserve Report.

D.            The Administrative Agent, the Borrower and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

E.             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.        Amendments to Credit Agreement.

2.1           Definitions.

(a)           Section 1.02 is hereby amended by amending and restating the following definitions:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of November 30, 2010 as the same may from time to time be further amended, modified, supplemented or restated.

‘Excluded Taxes’ means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(a)), (i) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(b) and (ii) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in FATCA after December 31, 2012.

‘Subordinated Parent Debt’ means intercompany Debt between the Borrower and the Parent that by its terms does not allow the Parent to ask for, sue for, take, demand or accept from the Borrower by set-off or in any other manner any payment of principal or interest until the termination of the Commitments, no Letter of Credit is outstanding and all Swap Agreements secured by the Loan Documents shall be terminated and which is subject to a subordination agreement among the Parent, the Borrower, the Administrative Agent and the Second Lien Agent.”

(b)           Section 1.02 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“‘FATCA’ means Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or official interpretations thereof.

‘FCPA’ means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

‘Intercreditor Agreement’ means that certain Intercreditor Agreement dated as of November 30, 2010 among the Borrower, the Administrative Agent and the Second Lien Agent as the same may from time to time be amended, modified, supplemented or restated as permitted therein.

‘Loan Documents’ means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Intercreditor Agreement and the Security Instruments.

‘Money Laundering Laws’ means any Governmental Requirement related to terrorism financing or money laundering including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

‘OFAC’ means the U.S. Treasury Department’s Office of Foreign Assets Control.

‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any Second Lien Notes (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of $75,000,000; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt and (c) such new Debt does not contain any covenants which are materially more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt.

‘Second Lien Agent’ means Wells Fargo Energy Capital, Inc. as Administrative Agent under the Second Lien Term Loan Agreement.

‘Second Lien Notes’ means the Notes from time to time issued pursuant to the Second Lien Term Loan Agreement, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

‘Second Lien Term Loan Agreement” means that certain Second Lien Credit Agreement dated as of November 30, 2010 among the Borrower, the Second Lien Agent and the lenders party thereto from time to time and together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

‘Second Lien Term Loan Documents’ means the Second Lien Term Loan Agreement, the Second Lien Notes and any other “Loan Documents” (as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

‘Term Lender’ means each “Lender” as defined in the Second Lien Term Loan Agreement (or such corresponding term in the event the Second Lien Term Loan Agreement is refinanced as permitted by the Intercreditor Agreement).”

2.2           Section 5.03.  Section 5.03 is hereby amended by adding the following Section 5.03(f):

“(f)          FATCA.  If a payment made to a Lender under any Loan Document would be subject to federal withholding Tax imposed by FATCA if such Lender failed to comply with the applicable reporting requirements of FATCA (including those in § 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower (i) a certification signed by the chief financial officer, principal accounting officer, treasurer, or controller, and (ii) other documentation reasonably requested by the Administrative Agent or the Borrower, in each case sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.”

2.3           Section 8.14(c).  Section 8.14(c) is hereby amended and restated as follows:

“(c)         The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Subsidiary to be subject to a Lien of the Security Instruments in accordance with the terms thereof.”

2.4           Section 8.14.  Section 8.14 is hereby amended by adding the following Section 8.14(d):

“(d)         The Borrower will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the Second Lien Notes not already subject to a first-priority Lien in favor of the Administrative Agent for the benefit of the Lenders without first (i) giving fifteen (15) days’ prior written notice to the Administrative Agent thereof and (ii) granting to the Administrative Agent to secure the Indebtedness a first-priority, perfected Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition).  In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.”

2.5           Section 9.01(a) and (b).  Sections 9.01(a) and (b) are hereby amended and restated as follows:

“(a)         Ratio of Total Debt to EBITDAX.  The Borrower will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than (i) 4.0 to 1.0 for any quarter ending on or before December 31, 2010 and (ii)

3.75 to 1.0 for each quarter thereafter.  Notwithstanding the foregoing, for the purpose of determining EBITDAX of the Borrower and its Subsidiaries for this Section 9.01(a) for the four fiscal quarters ending (i) December 31, 2010, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the fiscal quarter ending on such date multiplied by 4, (ii) March 31, 2011, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the two fiscal quarters ending on such date multiplied by 2 and (ii) June 30, 2011, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the three fiscal quarters ending on such date multiplied by 4/3.

(b)             Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash current assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash current obligations under FAS 133 and current maturities under this Agreement and the Second Lien term Loan Agreement) to be less than 1.0 to 1.0.”

2.6            Section 9.01.  Section 9.01 is hereby amended by adding the following Section 9.01(c):

“(c)         Interest Coverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of EBITDAX to Interest Expense, each for the four fiscal quarters ending on such date, to be less than 3.0 to 1.0.  Notwithstanding the foregoing, for the purpose of determining EBITDAX and Interest Expense of the Borrower and its Subsidiaries for this Section 9.01(d) for the four fiscal quarters ending (i) March 31, 2011, EBITDAX and Interest Expense shall be equal to the EBITDAX and Interest Expense of the Borrower and its Subsidiaries for the fiscal quarter ending on such date multiplied by 4, (ii) June 30, 2011, EBITDAX and Interest Expense shall be equal to the EBITDAX and Interest Expense of the Borrower and its Subsidiaries for the two fiscal quarters ending on such date multiplied by 2 and (iii) September 30, 2011, EBITDAX and Interest Expense shall be equal to the EBITDAX and Interest Expense of the Borrower and its Subsidiaries for the three fiscal quarters ending on such date multiplied by 4/3.

2.7           Section 9.02.  Section 9.02 is hereby amended by renumbering Section 9.02(i) as Section 9.02(j) and adding a new Section 9.02(i) as follows:

“(i)          Debt under the Second Lien Term Loan Agreement and any guarantees thereof, the principal amount of which Debt does not exceed $75,000,000 in the aggregate and any Permitted Refinancing Debt in respect thereof.

2.8           Section 9.03.  Section 9.03 is hereby amended by renumbering Section 9.03(e) as Section 9.03(f) and adding a new Section 9.03(e) as follows:

“(e)         Liens created pursuant to the Second Lien Term Loan Documents.”

2.9           Section 9.04.  Section 9.04 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.04         Dividends, Distributions, Redemptions, Restricted Payments and Second Lien Notes.

(a)           Dividends, Distributions, Redemptions and Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make cash distributions to the Parent with respect to the payment of reasonable fees and expenses incurred in the ordinary course of business in connection with the maintenance of its corporate existence, reporting obligations, tax and accounting preparation and other similar fees and expenses and (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

(b)           Second Lien Notes.  The Borrower will not, and will not permit any Subsidiary to: (i) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Term Loan Document except as permitted by the Intercreditor Agreement, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Indebtedness pursuant to the Guaranty Agreement and each of the Borrower and such guarantor otherwise complies with Section 8.14(b) and (ii) Redeem (whether in whole or in part) the Second Lien Notes; provided that the Borrower may Redeem any Second Lien Notes in a principal amount not exceeding the aggregate principal amount of Permitted Refinancing Debt.”

2.10         Section 10.01.  Section 10.01 is hereby amended by adding the following Sections 10.01(n) and (o):

“(n)         an Event of Default under the Second Lien Term Loan Agreement (as such term is defined therein).

(o)           the Intercreditor Agreement, after delivery thereof shall for any reason, except (i) to the extent permitted by the terms thereof or (ii) solely attributable to the actions (or failure to act) of the Administrative Agent, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any party thereto or holder of the Debt subject thereto or shall be repudiated by any of them, or cause the payment of the obligations of the Second Lien Notes to be senior in right to the payment or obligations of this Agreement or any payment by the Borrower or any Guarantor in violation of the terms of the Intercreditor Agreement.”

2.11         Article XI.  Article XI is hereby amended by adding the following Section 11.12:

“Section 11.12       Intercreditor Agreement.  Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto.  Each Lender (and each person that becomes a Lender hereunder pursuant to Section 12.04(b)) hereby (i) acknowledges that the Administrative Agent is acting under the Intercreditor Agreement as the First Lien Administrative Agent, and that the Second Lien Agent is acting under the Intercreditor Agreement as the Second Lien Administrative Agent and that the Administrative Agent and the Second Lien Agent are Affiliates and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent or the Second Lien Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04(b)) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that each of the Administrative Agent and the Second Lien Agent, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.”

Section 3.       Borrowing Base.  For the period from and including the First Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $50,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12 of the Credit Agreement.

Section 4.       Waiver

4.1           Limited Waiver.  In reliance on the representations and warranties set forth in Section 6 below and subject to the satisfaction of the conditions set forth in Section 4.2 below, the Administrative Agent and the Majority Lenders hereby waive the provisions of Section 8.13(a) with respect to the September 30, 2010 Reserve Report.

4.2           Conditions to Limited Waiver.  The waiver provided in Section 4.1 of this First Amendment is conditioned upon the Borrower delivering title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by the internal Reserve Report of the Borrower as audited and certified by Netherland, Sewell &

Associates, Inc. as of October 29, 2010, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of September 30, 2010 that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report, including evidence that (a) at least 90% of the total value of the Borrower’s Oil and Gas Properties evaluated by such Reserve Report, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of September 30, 2010 and (b) 95% of the total value of the Borrower’s Oil and Gas Properties evaluated by each such Reserve Report delivered on or after March 1, 2011, in each case, are on Federal leases, State leases, allotted lands or fee simple.

Section 5.       Conditions Precedent.  The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 5, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement):

5.1           First Amendment and Mortgage Supplement.  The Administrative Agent shall have received multiple counterparts of this First Amendment as requested from the Borrower and each Lender and the mortgage supplement for McKenzie and Dunn Counties North Dakota from the Borrower.  In connection with the execution and delivery of the mortgage supplement, the Administrative Agent shall be reasonably satisfied that the mortgage supplement, together with existing Security Instruments, create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and after giving effect to the acquisition of the Peak Properties (as such term is defined below).

5.2           No Default.  No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

5.3           Fees.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

5.4           Secretary’s Certificate.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the First Amendment and the other Loan Documents being entered into on the First Amendment Effective Date to which it is a party and to enter into the transactions contemplated in those documents and (b) the officers of the Borrower or such Guarantor (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower and such Guarantor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

5.5           Legal Opinion.  The Administrative Agent shall have received an opinion of (a) Dorsey & Whitney, LLP, special counsel to the Borrower and (b) Lathrop & Gage, LLP with regard to the Oil and Gas Properties of the Borrower located on the Fort Berthold Indian Reservation which opinion shall, among other things, conclude that (i) at least 90% of the total value of the Borrower’s Oil and Gas Properties after taking into effect the acquisition of the Peak Properties, are on Federal leases, State leases, allotted lands or fee simple, (ii) the Credit Agreement, the Loan Documents, the Peak Acquisition Documents (as such term is defined below) and the performance of the Borrower and its Subsidiaries of their obligations thereunder do not violate the provisions of any Governmental Requirement or tribal law, rule, regulation , or order, (iii) all consents and approvals have been received by the Borrower and its Subsidiaries by applicable Governmental Authorities and tribal authorities, (iv) the proposed mortgage supplement is in proper form and creates a valid Lien and security interest in the Property mortgaged thereunder and (v) it is most probable that proper venue for any suit regarding any of the Borrower’s Oil and Gas Properties (including the Peak Properties) thereon would be the Federal Courts and not any tribal court.

5.6           Title.  The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of (a) the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and (b) the Peak Properties.

5.7           Environmental.  The Administrative Agent shall be reasonably satisfied with the environmental condition of the Peak Properties.

5.8           Material Contracts.  The Administrative Agent shall have received and reviewed all material contracts of the Borrower and its Subsidiaries related to the Peak Properties and such material contracts shall be in form and substance reasonably satisfactory to the Administrative Agent.

5.9           Peak Acquisition.  The consummation of the acquisition of certain real and personal property assets including certain Oil and Gas Properties (the “Peak Properties”) from Peak Grasslands, LLC (“Peak”) pursuant to the terms of that certain Asset Purchase Agreement among Peak, the Parent and the Borrower dated as of October 19, 2010 (together with such assignments and other documents related thereto, the “Peak Acquisition Documents”) on terms and conditions reasonably acceptable to the Administrative Agent.

5.10         Peak Acquisition Documents.  The Administrative Agent shall have received (a) a true and complete copy of the Peak Acquisition Documents, certified as such by the Borrower, and (ii) evidence of all consents and approvals received pursuant to the Peak Acquisition Documents.

5.11         Second Lien Term Loan.  The Administrative Agent shall have received evidence that the Second Lien Term Loan Agreement has been entered into by the Borrower, the Second Lien Agent and the Term Lender.

5.12         Intercreditor Agreement.  The Administrative Agent shall have received multiple counterparts of the Intercreditor Agreement from the Borrower and the Second Lien Agent.

5.13         Swap Agreements.  The Administrative Agent shall have received evidence that the Borrower has maintained the Swap Agreements which were in place when the Administrative Agent conducted its due diligence with respect to the Peak Acquisition.

5.14         Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request in advance in writing.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6.        Ratification and Affirmation; Representations and Warranties; Etc.  The Borrower hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 7.        Miscellaneous.

7.1           Confirmation.  The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.  This First Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

7.2           No Waiver.  Neither the execution by the Administrative Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this First Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement (other than the amendments provided for in Section 2 of the First Amendment), the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this First Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

7.3           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

7.4           Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.5           Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

7.6           Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7           No Oral Agreement.  THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

7.8           Governing Law.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

First Amendment

Signature Page - 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.,
as Administrative Agent and Lender

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Vice President

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Vice President

First Amendment

Signature Page - 2